Exhibit 10.02

RBC Bank	Commercial Promissory Note (Variable Rate - NPF)

$3,600,000	Atlanta, Georgia
October 31, 2011

Documentary stamp tax in the amount of $12,600.00 and intangibles tax in the amount of $7,200.00 have been paid in connection with the Mortgage securing this Note, recorded in Charlotte County, Florida.

FOR VALUE RECEIVED, the undersigned (whether one or more, “Borrower”) promises to pay to RBC BANK (USA) (“Bank”), or order, the principal sum of Three Million Six Hundred Thousand Dollars ($3,600,000), together with interest, fees, premiums, charges and costs and expenses as set forth in this Note. Payments by Borrower under this Note will be made as provided in this Note and will be payable at any banking office of Bank in the city or town indicated above, or such other place as the holder of this Note may designate.

Interest Rates

Except as provided below, prior to maturity of this Note, interest will accrue on the unpaid principal of this Note at an interest rate per annum equal to 5.0% plus the LIBOR Base Rate. The “LIBOR Base Rate” is the London Interbank Offer Rate for U.S. Dollars for a term of one month which appears on Bloomberg Professional screen BBAM (or any generally recognized successor method or means of publication) as of 11:00 a.m., London time, two (2) London business days prior to the day on which the rate will become effective. The rate for the first month or part thereof will initially become effective on the date of the Note as shown on the face hereof. Thereafter, the rate will change and a new rate will become effective on the first calendar day of each succeeding month. If for any reason the London Interbank Offer Rate is not available, then the “LIBOR Base Rate” shall mean the rate per annum which banks charge each other in a market comparable to England’s Eurodollar market on short-term money in U.S. Dollars for an amount substantially equivalent to the principal amount due under this Note as determined at 11:00 A.M., London time, two (2) London business days prior to the day on which the rate will become effective, as determined in Bank’s sole discretion. Bank’s determination of such interest rate shall be conclusive, absent manifest error.

Upon the occurrence of an event of default under this Note, but prior to maturity of this Note, at Bank’s option, interest will accrue on the unpaid principal of this Note at the Default Rate.  After maturity of this Note, until this Note is paid in full, interest will accrue on the unpaid principal of this Note, and all unpaid interest, fees, premiums, charges and costs and expenses, at the Default Rate. The Default Rate will be an interest rate per annum equal to 9.0% plus the LIBOR Base Rate.

This is a variable rate note.  The rates at which interest accrues under this Note may change from time to time. Any changes in the interest accrual rates will equal changes in the variable rate index to which such interest rates are tied.  Bank will not have any obligation to notify Borrower of adjustments in any interest rates under this Note or any of the other Loan Documents. Adjustments to any rate of interest will be effective on the first day of next month.

All interest payable under this Note will be calculated monthly and will accrue daily on the basis of the actual number of calendar days elapsed and a year of three hundred sixty (360) calendar days. All accrual rates of interest under this Note will be contract rates of interest, whether a pre-default rate or a default rate, and references to contract rates in any Loan Documents executed and delivered by Borrower or others to Bank in connection with this Note will be to such contract rates.

Payment Terms

Prior to maturity of this Note, each advance of principal under this Note shall be repaid in sixty monthly payments of principal and interest which would repay such advance based on a twenty year amortization, commencing on November 30, 2011, and continuing on the last day of each calendar month thereafter until October 31, 2016, when one final payment of the entire balance of principal, interest, fees, premiums, charges and costs and expenses then outstanding on this Note will be due and payable in full.

If Borrower has authorized Bank, or in the future authorizes Bank, in writing, to automatically draft Borrower’s payments under this Note, then on each payment date Bank will draw or debit from the demand deposit account or other account Borrower has designated for such purpose, as shown on Bank’s records, the amount of the payment then owing, and Bank will draw or debit from such designated account any other amounts Borrower then owes Bank under this Note and under any of the other loan documents. Bank generally will provide Borrower approximately ten (10) calendar days prior notice of each draw or debit, but Bank’s failure to provide Borrower prior notice will not limit, negate or otherwise affect Bank’s right to draw or debit, or Borrower’s obligation to have sufficient available funds on deposit at the time Bank draws or debits Borrower’s account. Bank’s right to draw upon or debit Borrower’s account will not relieve Borrower of its repayment obligations under this Note and the other loan documents, and the lack of available funds to pay the amount due at the time Bank draws upon or debits Borrower’s account will be an event of default under this Note.

Payments made under this Note will be applied in such order as Bank, in its discretion, determines appropriate, unless applicable law mandates a specific order for application of payments. Payments received on a day other than a business day will be deemed received by Bank on the immediately following business day and payments received after 2:00 p.m. (local time in the place designated above for payment) on any business day will be deemed received by Bank on the next business day.

This Note may be prepaid in whole, or in part, at any time without any fee or premium. [At the time of any prepayment, Bank will have the right to demand Borrower pay Bank any premiums and any costs and expenses incurred or reasonably expected to be incurred by Bank in connection with any derivatives transaction (e.g. interest rate swap, cap, floor or collar transaction, or other similar transaction made pursuant to an International Swap Dealers Association, Inc. Master Agreement or similar agreement) or the termination thereof entered into in connection with this Note or Borrower’s obligations hereunder. Borrower agrees to pay to Bank the amount of such premiums and costs and expenses upon presentation by Bank of a statement of the amount and setting forth Bank’s calculation thereof, all in reasonable detail, which statement will be deemed true and correct absent a clear and convincing showing of bad faith or manifest error.

Supporting Documents

Borrower and Bank have entered into a loan agreement, of even date herewith. The terms of the loan agreement are incorporated into this Note.

This Note is secured by the security documents. The security documents include, without limitation, (a) a Mortgage of even date herewith from the Borrower in favor of the Bank (“Mortgage”) and (b) a Security Agreement of even date herewith between the Borrower and the Bank (“Security Agreement”).

Late Charges and Expenses

Borrower agrees to pay, upon demand by Bank, for each payment past due for fifteen (15) or more calendar days, a late charge in an amount equal to the lesser of (1) five percent (5%) of the amount of the payment past due or (2) the maximum percentage of the payment past due permitted by applicable law, or the maximum amount if not expressed as a percentage.

If this Note is not paid in full whenever it becomes due and payable, Borrower agrees to pay all of Bank’s costs and expenses of collection, including reasonable attorneys’ fees.  Borrower hereby stipulates that reasonable attorneys’ fees will be ten percent (10%) of the balance of principal, interest, fees, premiums, charges and costs and expenses outstanding at the time this Note becomes due and payable in full.

Default and Acceleration

Any one or more of the following will constitute an event of default under this Note: (1) the failure of Borrower to pay when due any payment described herein, whether principal, interest, fees, premiums, charges or costs and expenses; (2) the breach by Borrower of any of its non-payment obligations under this Note and the failure of

Borrower to cure the breach within fifteen (15) calendar days after receipt of written notice of the breach from Bank; (3) the occurrence of a default or an event of default under the loan agreement, any of the security documents or any of the other loan documents, and the failure of such default to be cured within any applicable grace period contained in the document under which the default occurred; (4) the termination or attempted termination, in whole or in part as to present or future obligations, of any guaranty of, or other supporting obligation for the loan that has been given or that may be given in the future by any person; or (5) the occurrence of a default or an event of default under any other indebtedness or obligation now owing or in the future owing by Borrower to Bank and the failure of such default to be cured within any applicable grace period.

Upon the occurrence of an event of default under this Note, (1) the entire unpaid principal balance of this Note and all interest, fees, premiums, charges, costs and expenses owing and to be owing under this Note, will, at the option of Bank, become immediately due and payable, without notice or demand, and (2) the Bank may, both before and after acceleration, exercise any of and all of its other rights and remedies under this Note and the other loan documents, as well as any additional rights and remedies it may have at law or in equity. The failure by Bank to exercise any of its options will not constitute a waiver of the right to exercise same in the event of any subsequent default.

General Terms

Borrower waives presentment, demand, protest and notice of dishonor.

Time is of the essence for the performance of all of Borrower’s covenants and agreements set forth in this Note, including its payment obligations under this Note.

Payment of this Note in whole or in part, or any other partial or full satisfaction or discharge of Borrower or Borrower’s obligations under this Note, will not release or otherwise terminate any of the security interests or liens created by any of the security documents, or entitle any person to a release or termination thereof; the terms of each security document will be determinative of when and the conditions under which any of the security interests or liens created by such security document will be released or otherwise terminated.

This Note will be governed by the substantive laws of the State of Georgia, excluding, however, the conflict of law and choice of law provisions thereof. Borrower submits to the jurisdiction of either the state courts of the jurisdiction whose laws govern this Note, or a United States District Court for any federal district in such jurisdiction, over any action or proceeding arising from or related to this Note; and, Borrower irrevocably waives the defense of improper venue or an inconvenient forum.

Each provision of this Note will be interpreted in a manner so as to be valid under applicable law, but if any provision of this Note is held invalid under such law by a court or other tribunal of competent jurisdiction, the provision will be ineffective to the extent of such invalidity without invalidating the remainder of such provision or the remaining provisions of this Note, or the application thereof will be in a manner and to an extent permissible under applicable law.

If the rate at which interest accrues under this Note exceeds at any time the maximum contract rate which may be charged to or collected from Borrower on the loan under applicable law, or if any fees, premiums, charges or costs and expenses assessed against or collected from Borrower exceed those permitted by law, then ipso facto the same will be reduced to the limits prescribed by law; and, if Bank receives any interest, fees, premiums, charges or costs and expenses in excess of any limits prescribed by law, such excess will be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity, even if not then due, or at the option of Bank, paid to Borrower.

Borrower, to the extent permitted by law, waives any right to a trial by jury in any action or proceeding arising from or related to this Note.

This Note will apply to and bind Borrower’s successors and assigns. At any time or times and without notice to Borrower or any other person, Bank may sell one or more participations in the loan and may assign this Note in whole or in part; and, this Note will apply to, be binding upon and inure to the benefit of each one of and all of Bank’s participants, successors and assigns, including any person that may administer or service this Note for any holder of this Note or any participants in the loan. Bank may disclose financial and other information concerning Borrower and any other person obligated on the loan to any participant or prospective participant, and to any assignee or prospective assignee.

This Note and the other loan documents contain the entire/final agreement between Borrower and Bank relative to the loan. Bank will be under no obligation to extend, renew or refinance the loan at its maturity or at any time prior or subsequent thereto, or amend, modify or change any provision of this Note. This Note and any of the rights and remedies of any of the parties to this Note may not be changed or waived orally, but only by an agreement in writing signed by the party against whom enforcement of any change or waiver is sought.

Anti-Money Laundering

Borrower represents and warrants to Bank as follows: (1) Borrower is not and will not be a person whose property or interest in property is blocked or subject to blocking pursuant to applicable laws; (2) Borrower is not and will not be a person on the list of Specially Designated Nationals and Blocked Persons and Borrower is not and will not be subject to any limitations or prohibitions under any regulations or orders of the U.S. Department of Treasury’s Office of Foreign Assets Control; and (3) Borrower is and will remain in compliance with and does not and will not engage in any dealings or transactions prohibited by applicable laws, including the USA Patriot Act, the Trading with the Enemy Act or the U.S. Foreign Corrupt Practices Act of 1977, all as amended.

Definitions

In this Note: (1) “Borrower” refers to all signatories of this Note collectively and severally, as the context of this Note requires, and all signatories of this Note will be and the same are jointly and severally liable hereunder; (2) “loan” refers to the loan or other credit facility evidenced by this Note; (3) “loan documents” refers to this Note, the loan agreement, the security documents and all other documents and agreements executed/delivered to Bank, or others on Bank’s behalf, in connection with this Note or the loan, and all of the loan documents will be applied and enforced in harmony with each other to the end that the Bank fully realizes its rights and benefits under each and all of the loan documents, including full payment and satisfaction of all indebtedness and obligations evidence by or secured by each and all of the loan documents; (4) “maturity of this Note” refers to the date on which payment of the entire balance of principal then outstanding on this Note becomes due and payable in full, whether the stated maturity date, by acceleration or otherwise; (5) “Note” refers to this Commercial Promissory Note; (6) “person” includes individuals and organizations; (7) “security documents” refers to the security documents and supporting obligations which reference that they secure this Note or reference that they secure all obligations of Borrower to Bank, and includes all security documents and supporting obligations shown on Bank’s records as being security documents or supporting obligations that secure this Note, whether or not such security documents or supporting obligations correctly or accurately refer to this Note; (8) the singular includes the plural and vice versa; (9) words in the neuter gender include any gender; (10) “including” means “including but not limited to”; (11) “and” may have a joint meaning or a several meaning and “or” may have an inclusive meaning or an exclusive meaning; and (12) the word “all” includes “any” and the word “any” includes “all”.

[Signatures appear on the following page]

EXECUTED by the undersigned under SEAL as of the Effective Date.

BORROWER:

GES — PORT CHARLOTTE, LLC
By:	Lime Energy Asset Development, LLC, its sole member and manager

	By:	/s/ Eric Dupont	(SEAL)
Eric Dupont
President